Exhibit 99
TI reports first quarter 2025 financial results and shareholder returns
Conference call on TI website at 3:30 p.m. Central time today
www.ti.com/ir
DALLAS (April 23, 2025) – Texas Instruments Incorporated (TI) (Nasdaq: TXN) today reported first quarter revenue of $4.07 billion, net income of $1.18 billion and earnings per share of $1.28. Earnings per share included a 5-cent benefit that was not in the company's original guidance.
Regarding the company's performance and returns to shareholders, Haviv Ilan, TI's president and CEO, made the following comments:
•"Revenue increased 11% from the same quarter a year ago and increased 2% sequentially. All of our markets grew sequentially with the exception of a seasonal decline in personal electronics.
•"Our cash flow from operations of $6.2 billion for the trailing 12 months again underscored the strength of our business model, the quality of our product portfolio and the benefit of 300mm production. Free cash flow for the same period was $1.7 billion.
•"Over the past 12 months we invested $3.8 billion in R&D and SG&A, invested $4.7 billion in capital expenditures and returned $6.4 billion to owners.
•"TI's second quarter outlook is for revenue in the range of $4.17 billion to $4.53 billion and earnings per share between $1.21 and $1.47. In addition, in second quarter, we now expect our effective tax rate to be about 12% to 13%."

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures, plus proceeds from U.S. CHIPS and Science Act (CHIPS Act) incentives.
Earnings summary

(In millions, except per-share amounts)	Q1 2025	Q1 2024	Change
Revenue	$4,069	$3,661	11%
Operating profit	$1,324	$1,286	3%
Net income	$1,179	$1,105	7%
Earnings per share	$1.28	$1.20	7%
Cash generation

		Trailing 12 Months
(In millions)	Q1 2025	Q1 2025	Q1 2024	Change
Cash flow from operations	$849	$6,150	$6,277	(2)%
Free cash flow	$(14)	$1,715	$940	82%
Free cash flow % of revenue		10.7%	5.6%
Cash return

		Trailing 12 Months
(In millions)	Q1 2025	Q1 2025	Q1 2024	Change
Dividends paid	$1,238	$4,850	$4,615	5%
Stock repurchases	$653	$1,579	$193	718%
Total cash returned	$1,891	$6,429	$4,808	34%

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income	For Three Months Ended March 31,
(In millions, except per-share amounts)	2025	2024
Revenue	$4,069	$3,661
Cost of revenue (COR)	1,756	1,566
Gross profit	2,313	2,095
Research and development (R&D)	517	478
Selling, general and administrative (SG&A)	472	455
Restructuring charges/other	—	(124)
Operating profit	1,324	1,286
Other income (expense), net (OI&E)	80	123
Interest and debt expense	128	116
Income before income taxes	1,276	1,293
Provision for income taxes	97	188
Net income	$1,179	$1,105

Diluted earnings per common share	$1.28	$1.20

Average shares outstanding:
Basic	910	910
Diluted	916	917

Cash dividends declared per common share	$1.36	$1.30

Supplemental Information (Quarterly, except as noted)

Provision for income taxes is based on the following:
Operating taxes (calculated using the estimated annual effective tax rate)	$166	$176
Discrete tax items	(69)	12
Provision for income taxes (effective taxes)	$97	$188

A portion of net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:
Net income	$1,179	$1,105
Income allocated to RSUs	(6)	(5)
Income allocated to common stock for diluted EPS	$1,173	$1,100

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets	March 31,
(In millions, except par value)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$2,763	$2,483
Short-term investments	2,242	7,910
Accounts receivable, net of allowances of ($16) and ($20)	1,860	1,671
Raw materials	393	417
Work in process	2,370	2,129
Finished goods	1,924	1,537
Inventories	4,687	4,083
Prepaid expenses and other current assets	1,534	1,301
Total current assets	13,086	17,448
Property, plant and equipment at cost	16,036	13,739
Accumulated depreciation	(4,225)	(3,297)
Property, plant and equipment	11,811	10,442
Goodwill	4,362	4,362
Deferred tax assets	1,030	821
Capitalized software licenses	263	231
Overfunded retirement plans	240	169
Other long-term assets	2,965	1,412
Total assets	$33,757	$34,885

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$—	$1,349
Accounts payable	866	551
Accrued compensation	418	399
Income taxes payable	284	378
Accrued expenses and other liabilities	921	876
Total current liabilities	2,489	3,553
Long-term debt	12,848	12,840
Underfunded retirement plans	115	111
Deferred tax liabilities	56	55
Other long-term liabilities	1,843	1,343
Total liabilities	17,351	17,902
Stockholders' equity:
Preferred stock, $25 par value. Shares authorized – 10; none issued	—	—
Common stock, $1 par value. Shares authorized – 2,400; shares issued – 1,741	1,741	1,741
Paid-in capital	4,058	3,439
Retained earnings	52,196	52,199
Treasury common stock at cost
Shares: March 31, 2025 – 832; March 31, 2024 – 831	(41,442)	(40,193)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(147)	(203)
Total stockholders' equity	16,406	16,983
Total liabilities and stockholders' equity	$33,757	$34,885

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows	For Three Months Ended March 31,
(In millions)	2025	2024
Cash flows from operating activities
Net income	$1,179	$1,105
Adjustments to net income:
Depreciation	424	346
Amortization of capitalized software	20	16
Stock compensation	116	106
Gains on sales of assets	—	(129)
Deferred taxes	(87)	(71)
Increase (decrease) from changes in:
Accounts receivable	(141)	116
Inventories	(160)	(84)
Prepaid expenses and other current assets	(7)	(24)
Accounts payable and accrued expenses	(121)	(77)
Accrued compensation	(427)	(444)
Income taxes payable	132	212
Changes in funded status of retirement plans	(9)	17
Other	(70)	(72)
Cash flows from operating activities	849	1,017

Cash flows from investing activities
Capital expenditures	(1,123)	(1,248)
Proceeds from CHIPS Act incentives	260	—
Proceeds from asset sales	—	192
Purchases of short-term investments	(647)	(4,864)
Proceeds from short-term investments	2,807	2,631
Other	(44)	(40)
Cash flows from investing activities	1,253	(3,329)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	2,980
Repayment of debt	(750)	—
Dividends paid	(1,238)	(1,183)
Stock repurchases	(653)	(3)
Proceeds from common stock transactions	118	65
Other	(16)	(28)
Cash flows from financing activities	(2,539)	1,831

Net change in cash and cash equivalents	(437)	(481)
Cash and cash equivalents at beginning of period	3,200	2,964
Cash and cash equivalents at end of period	$2,763	$2,483

Supplemental cash flow information
Investment tax credit (ITC) used to reduce income taxes payable	$—	$—
Proceeds from CHIPS Act incentives	260	—
Total cash benefit related to the CHIPS Act	$260	$—

Segment results

(In millions)	Q1 2025	Q1 2024	Change
Analog:
Revenue	$3,210	$2,836	13%
Operating profit	$1,206	$1,008	20%
Embedded Processing:
Revenue	$647	$652	(1)%
Operating profit	$40	$105	(62)%
Other:
Revenue	$212	$173	23%
Operating profit*	$78	$173	(55)%
* Includes restructuring charges/other.

Non-GAAP financial information
This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow is calculated as cash flows from operating activities (also referred to as cash flow from operations) less capital expenditures, plus proceeds from CHIPS Act incentives.
We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.
Reconciliation to the most directly comparable GAAP measures is provided in the table below.

	For Three Months Ended March 31,	For 12 Months Ended March 31,
(In millions)	2025	2025	2024	Change
Cash flow from operations (GAAP)*	$849	$6,150	$6,277	(2)%
Capital expenditures	(1,123)	(4,695)	(5,337)
Proceeds from CHIPS Act incentives	260	260	—
Free cash flow (non-GAAP)	$(14)	$1,715	$940	82%

Revenue		$16,049	$16,801

Cash flow from operations as a percentage of revenue (GAAP)		38.3%	37.4%
Free cash flow as a percentage of revenue (non-GAAP)		10.7%	5.6%
* Includes a cash benefit of $588 million from the CHIPS Act ITC used to reduce income taxes payable for the twelve months ended March 31, 2025.
This release also includes references to operating taxes, a non-GAAP term we use to describe taxes calculated using the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term operating taxes helps to differentiate from effective taxes, which include discrete tax items.

Notice regarding forward-looking statements
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe TI's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.
We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:
•Economic, social and political conditions, and natural events in the countries in which we, our customers or our suppliers operate, including global trade policies;
•Market demand for semiconductors, particularly in the industrial and automotive markets, and customer demand that differs from forecasts;
•Our ability to compete in products and prices in an intensely competitive industry;
•Evolving cybersecurity and other threats relating to our information technology systems or those of our customers, suppliers and other third parties;
•Our ability to successfully implement and realize opportunities from strategic, business and organizational changes, or our ability to realize our expectations regarding the amount and timing of associated restructuring charges and cost savings;
•Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment, our timely implementation of new manufacturing technologies and installation of manufacturing equipment, and our ability to realize expected returns on significant investments in manufacturing capacity;
•Availability and cost of key materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•Our ability to recruit and retain skilled personnel and effectively manage key employee succession;
•Product liability, warranty or other claims relating to our products, software, manufacturing, delivery, services, design or communications, or recalls by our customers for a product containing one of our parts;
•Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to operate our business or subject us to fines, penalties or other legal liability;
•Changes in tax law and accounting standards that impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;
•Financial difficulties of our distributors or semiconductor distributors' promotion of competing product lines to our detriment; or disputes with current or former distributors;
•Losses or curtailments of purchases from key customers or the timing and amount of customer inventory adjustments;
•Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and changing regulatory environment;
•Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•Instability in the global credit and financial markets; and
•Impairments of our non-financial assets.
For a more detailed discussion of these factors, see the Risk factors discussion in Item 1A of TI's most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments
Texas Instruments Incorporated (Nasdaq: TXN) is a global semiconductor company that designs, manufactures and sells analog and embedded processing chips for markets such as industrial, automotive, personal electronics, enterprise systems and communications equipment. At our core, we have a passion to create a better world by making electronics more affordable through semiconductors. This passion is alive today as each generation of innovation builds upon the last to make our technology more reliable, more affordable and lower power, making it possible for semiconductors to go into electronics everywhere. Learn more at TI.com.